February 12, 2024 Dear Fellow Stockholder: We write to you to share an important and exciting update for American Healthcare REIT, Inc. (the “Company”) regarding the Company’s recently concluded underwritten public offering (the “Offering”) and related listing of its common stock on the New York Stock Exchange (the “NYSE”). On February 7, 2024, the Company’s common stock was listed and began trading the NYSE. On February 9, 2024, the Company closed its Offering raising approximately $717.6 million in net proceeds. As previously communicated, the Company filed its initial registration statement on Form S-11 with the Securities and Exchange Commission on September 16, 2022 with the intent to issue shares of its common stock in an underwritten public offering when the time was right. Since then, our team has worked diligently to close an offering that we believe effectively positions the Company for future growth. The Company’s executive management team, together with its Board of Directors, believe the Offering was an important step towards providing the Company access to attractive capital available from the public markets in addition to providing pre-Offering stockholders liquidity when their shares automatically convert into shares of common stock listed on the NYSE on August 5, 2024. Net proceeds from the Offering in the amount of $717.6 million were used to reduce outstanding debt. Over time, we believe that this will strengthen the Company’s balance sheet, improve the Company’s cost of capital and enhance the Company’s performance through internal and strategic external growth. Now, more than ever, is an exciting time for healthcare real estate. We believe an aging population, along with increasing life expectancy, means that there is a growing need and demand for healthcare services across the country. Our team is enthusiastic and focused on creating value for the Company’s stockholders through the public markets in this next phase. As we enter the next chapter of the Company’s history, we want to express our sincere gratitude to the Company’s stockholders who have supported the Company’s mission over the years. Of course, we understand that legacy holders of Class T and Class I common stock will likely have questions regarding this announcement and how it impacts their holdings. Please refer to the enclosed list of “Frequently Asked Questions” which addresses most questions received from pre-Offering stockholders. Moreover, please look out for further communications from us, as we will continue to share new updates on the progress of the Company in the coming months. Kind regards, Danny Prosky Chief Executive Officer and President EXHIBIT 99.1

Page 2 of 4 American Healthcare REIT | 18191 Von Karman Ave. | Suite 300 | Irvine, CA 92612 Frequently Asked Questions 1. When did the Company close the Offering? The Company determined the initial public offering price of common stock sold in the Offering on February 6, 2024, its common stock was listed on the NYSE on February 7, 2024, and it closed the Offering on February 9, 2024. 2. What price did the Company sell stock at in the Offering? The initial public offering price for shares of the Company’s common stock sold in the Offering was $12.00 per share. The Company’s common stock is now listed on the NYSE, and its trading price can be expected to fluctuate over time and will depend on a number of factors, such as the reputation of healthcare REITs specifically, the attractiveness of the Company’s equity securities in comparison to other equity securities, the Company’s actual and projected financial results, the Company’s distribution policy and general stock and market conditions. 3. What is the Company’s stock ticker symbol on the NYSE? AHR 4. Why did the Company list its common stock on the NYSE? The Company listed its common stock on the NYSE in order to enhance its ability to access the public capital markets, raise capital to strengthen its balance sheet and position the Company for further growth, while providing for future liquidity to pre-Offering stockholders. 5. Where can I find additional information regarding the Offering? You can find additional information regarding the offering within the “News” or “SEC Filings” section on our Investor Relations website (https://ir.americanhealthcarereit.com/). 6. Now that the Company listed its common stock on the NYSE, are pre-Offering stockholders able to sell their shares immediately on the NYSE? No, pre-Offering stockholders are not able to sell their shares on the NYSE until August 5, 2024. Note that the Company’s management and members of the Board of Directors will also not be permitted to sell their shares for 180 days. On the 180th day (August 5, 2024) after the date of the listing of the Company’s common stock sold in the Offering on the NYSE, each outstanding share of the Company’s Class T common stock and Class I common stock will automatically, and without any stockholder action, convert into one share of the Company’s listed common stock, and thereafter be freely tradable on the NYSE. Current holders of Class T common stock and Class I common stock will not be able to sell such shares on the NYSE until such conversion occurs.

Page 3 of 4 American Healthcare REIT | 18191 Von Karman Ave. | Suite 300 | Irvine, CA 92612 7. On August 5, 2024, which is 180 days from the date of the initial listing of the Company’s common stock on the NYSE, do I need to do anything for the conversion of Class T common stock and Class I common stock to NYSE-listed common stock if I hold my shares directly? No. However, if you currently hold your shares directly with Computershare and wish to transfer to a brokerage account once the conversion of Class T common stock and Class I common stock to the NYSE-listed common stock is completed, you can contact your broker and request the shares be transferred through the Depository Trust Company’s Direct Registration Profile System (a.k.a. DRS Transfer). You will need to supply your broker with a copy of your latest statements and the following information: • Your Computershare account number (on your statement) • Your Social Security Number • Computershare’s DTC number, [7807] • The number of whole shares you wish to move from your Computershare account to your brokerage account Advisors can access their client’s statements at www.computershare.com/advisorportal. 8. Will distributions be paid to Class T and Class I shareholders? Yes. While any distributions must be authorized by the Company’s Board of Directors and declared by the Company at such times and in such amounts as the Company’s Board of Directors determines, the Company intends to make quarterly distributions to its common stockholders (including holders of Class T common stock and Class I common stock), based on an initial quarterly distribution rate of $0.25 per share of common stock. 9. How and when was the net asset value (“NAV”) last determined, and why was the initial public offering price in the Offering different from the last NAV? The Company’s estimated per share NAV, last updated as of December 31, 2022 and published in March 2023, was determined after consultation with an independent third-party valuation firm and based on the estimated value of the Company’s assets, less the estimated value of its liabilities, divided by the number of shares of Class T Common Stock and Class I Common Stock outstanding on a fully diluted basis, in each case as of December 31, 2022. This valuation was performed in accordance with the methodology provided in practice guideline 2013-01, valuations of publicly registered non- listed REITs, issued by the Institute for Portfolio Alternatives in April 2013, in addition to guidance from the Securities and Exchange Commission. The Company has not updated its estimated per share NAV since December 31, 2022. In contrast to the estimated NAV per share described above, the February 6, 2024 initial public offering price in the Offering was determined through negotiations between the Company and the underwriters of the Offering and was based on various matters that differ from those used by the third-party valuation firm in determining the Company’s estimated per share NAV as of December 31, 2022.

Page 4 of 4 American Healthcare REIT | 18191 Von Karman Ave. | Suite 300 | Irvine, CA 92612 Different parties with different assumptions and estimates could derive a different estimated per share NAV, and these differences could be significant. The estimated per share NAV as of December 31, 2022 was not audited and does not represent the fair value of the Company’s assets less its liabilities according to GAAP, nor does it represent a liquidation value of the Company’s assets and liabilities or the amount its shares of common stock would trade at on a national securities exchange. The estimated asset values may not represent the book value. The estimated value of the appraised properties does not necessarily represent the value the Company would receive or accept if the assets were marketed for sale, whereas the current trading price is a dynamic and real-time reflection of market clearing prices between a willing seller and willing buyer of the Company’s shares. Since the NAV was last updated, the capital markets and the healthcare real estate market have been impacted by the changes in interest rates and investor appetite for real estate assets. Please note that it is not uncommon for the market capitalization of a company to be different from the NAV or book value of a company’s underlying assets (market capitalization is the total value of a company’s outstanding stock, calculated by multiplying the price of a share of the company’s stock and the total number of shares outstanding). 10. Is the Company’s management or Board of Directors selling shares of common stock? No. The Company, its directors and executive officers and holders of units in the Company’s operating partnership that may be exchanged for shares of the Company’s common stock have agreed not to sell or otherwise dispose of any of their common stock or any securities convertible into or exercisable or exchangeable for shares of the Company’s common stock until August 5, 2024, without the prior written consent of the representatives on behalf of the underwriters of the Offering. 11. Has the Company’s distribution reinvestment plan (the “DRIP”) been impacted by the listing on the NYSE and the Offering? The DRIP remains suspended at this time for investors who own shares of either Class T common stock or Class I common stock. 12. Has the Company’s share repurchase plan (the “SRP”) been impacted by the listing on the NYSE and the Offering? The SRP remains suspended at this time. 13. Who do I contact if I have questions? The Company’s Investor Services team can be reached at 844-460-9414. You can also visit the Investor Relations page on the Company’s website at www.americanhealthcarereit.com.